AMENDMENT TO EXCLUSIVE OPTION AGREEMENT

THIS AMENDMENT TO OPTION AGREEMENT (this “Agreement”) is made on September 17, 2010, and is entered into in Xi’an City of China

BETWEEN

Vallant Pictures Entertainment Co., Ltd., with a registered address at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“ Party A ”),

AND

Xi’an TV Media Inc., with a registered address at Room 2802, Block B, Zhong Lian Yi Hua Yuan, No. 190 Wen Yi Bei Road, Xi’an City, China (“ Party B ”),

AND

Each of the shareholders of Party B listed on the signature pages hereto (collectively, the “Party C ”).

(Party A, Party B and Party C are referred to collectively in this Option Agreement as the “Parties”.)

RECITALS

1.
Party A, a company incorporated under the law of British Virgin Islands and has the expertise in the business of providing consultancy advice and services in relation to the production of television mini-series, features and commercials;

2.
Party B is a private-owned company incorporated in the People’s Republic of China (“PRC”), and is engaged in the business of (1) production and distribution of television mini-series, features and commercials; (2) production and agency service of printed and outdoor advertisements; (3) planning and organization cultural events and arts performance; (4) agency and training of artists; (5) design and production of stage performance; (6) leasing of lightings, sound and filming facilities; (7) information technology network construction, operation and maintenance; (8) development and construction of studios as tourism facilities (the “Business”). The details of Party B is included in Exhibit 1;

3.
Chongde Zhang, owner of 37.39% of the equity interest of Xi’an TV Media Inc. desires to become the Party to this Agreement along with the remaining shareholders of Xi’an TV Media Inc. which represents 62.61% of the equity interest of Xi’an TV Media Inc. and have been Parties to the previous Amendment to Exclusive Option Agreement dated December 28, 2009 (each, an “Equity Interest” and collectively the “Equity Interests”);

4.
A series agreements, including the Business Operating Agreement, Consulting Services Agreement and the Equity Pledge Agreement (collectively the “Said Agreements”), have been entered into by and among the Parties on May 23, 2007, as amended on December 28, 2009 if applicable;

5.	The Parties are entering into this Amendment to Option Agreement in conjunction with the Said Agreements

NOW, THEREFORE, the Parties to this Amendment to Option Agreement hereby agree as follows

1.	Definition

Unless otherwise stipulated by this Option Agreement, the following terms shall have the following meaning

“Article of Association”	refers to the document describing the purpose, place of business and details of an organization.
“China” or “PRC”	refers to the People’s Republic of China and excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.
“PRC Laws”
shall means the laws and regulations promulgated by the National People’s Congress, State Council, State Commissions of the People’s Republic of China, including all the interim measures, regulations and notices.

2.	Purchase and Sale of Equity Interest

2.1
Grant of Rights. Party C (hereafter collectively the “Transferor”) hereby irrevocably grants to Party A an exclusive and conditional option to purchase or cause any person designated by Party A (“Designated Persons”) to purchase, upon foreign investor is permitted by PRC law to hold 51% stake of Party B, at the price specified in Section 2.3 of this Option Agreement, at any time from the Transferor a portion or all of the equity interests held by Transferor in Party B (the “Option”). This Option is deemed exclusive as no Option shall be granted to any third party other than Party A and/or its Designated Persons. The “person” set forth in this clause and this Option Agreement means an individual person, corporation, joint venture, partnership, enterprise, trust or a non-corporation organization.

2.2
Exercise of Option. (a) According to the stipulations of PRC laws and regulations, Party A and/or its Designated Persons may exercise the Option by issuing a written notice (the “Notice”) to the Transferor with three (3) days prior notice and specifying the equity interest purchased from Transferor (the “Purchased Equity Interest”) and the manner of purchase. Party C shall execute a share purchase agreement within ten (10) days after receiving the Notice. (b) Party B shall amend its Article of Association in such a way that reflects the purchase of shares upon Party A’s exercise of the Option.

2.3
Purchase Price. For Party A and/or its Designated Persons to exercise the Option, the purchase price of the Purchased Equity Interest (“Purchase Price”) shall be equal to the lowest price permissible under the applicable laws.

2.4
Under the circumstances that Party B becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business before Party A and/or its Designated Persons exercise the Option, Party C is obliged to transfer to Party A (and/or its Designated Persons) any benefit through liquidation or dissolution of Party B.

2.5
Under the condition that Party A and each of the shareholders of Party B has executed separate loan agreement(s), and the purpose of the loan is deemed as a shareholder’s loan (“Shareholder Loan”) provided to Party B, the monies collected by the shareholders of Party B under Purchase Price shall be settled with such Shareholder Loan. If the benefits obtained by Party C through liquidation or dissolution of Party B is insufficient to settle all the Shareholder Loan, the Parties hereto agrees to waive the outstanding balance.

3.	Representations and Warranties.

3.1	As of the signing date of this Option Agreement, Party B and Party C hereby represent and warrant collectively and respectively to Party A as follows:

(a) It is legally capable to enter into this Option Agreement and perform the obligation hereto;

(b) The execution, delivery of this Option Agreement and performance of the obligations under this Option Agreement will not: (i) cause to violate any relevant laws and regulations of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause to breach any Agreement or instruments to which it is a party or having binding obligation on it, or constitute the breach under any Agreement or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;

(c) The Transferor bears the fair and salable ownership of its Equity Interest free of encumbrances of any kind, other than the security interest pursuant to the Equity Pledge Agreement;

(d) Without prior written consent by Party A, Party C hereby promises not, upon the execution of this Option Agreement, to sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, or change or renew the Articles of Association of Party B, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms with the exception of the pledge set on the equity interest of the Transferor subject to Equity Pledge Agreement;

(e) Party B has complied with all PRC laws and regulations applicable to the acquisition of assets and securities in connection with this Option Agreement.

(f) Party C promises to provide a wavier upon Party A’s exercise of the Option to purchase the shares from any Transferor;

(g) Without prior written notice by Party A, not to assign equity interests to shareholders in any form; however, Party B shall distribute all or part of its distributable profits to its own shareholders upon request by Party A;

(h) Party C agrees to maintain the existence of Party B, prudently and effectively operate the business according to customary fiduciary standards applicable to managers with respect to corporations and their shareholders, and to promptly execute documents reasonably required to perform the provisions and the aim of this Option Agreement or documents beneficial to it, and to take actions reasonably required to perform the provisions and the aim of this Option Agreement or actions beneficial to it;

(i) No litigation, arbitration or administrative procedure relevant to the Equity Interests and assets of Party B or Party B itself is in process or to be settled and the Parties have no knowledge of any pending or threatened claim.

3.2	As of the signing date of this Option Agreement, Party A hereby represents and warrants collectively and respectively to Party C as follows:

(a) It is legally capable to enter into this Option Agreement and perform the obligation hereto;

(b) execution of this Agreement shall not require approval of any governmental bodies or individuals; and shall not violate any of its business license, article of association, by-laws, or any laws and regulations, or other contracts.

(c) The execution, delivery of this Option Agreement and performance of the obligations under this Option Agreement will not cause Party A to violate any relevant laws and regulations of PRC; and cause Party A to breach any Agreement or instruments to which it is a party or having binding obligation on it, or constitute the breach under any Agreement or instruments to which it is a party or having binding obligation on it.

4.	Party A’s remedy upon Party C’s Breach

4.1
Party A shall be entitled to remedies permitted under PRC laws, including without limitation to compensation equivalent to the actual and anticipated gain by exercising the Option for any direct and indirect losses arising from the breach of any duty, representation, promise or warranty of Party C herein to recover losses from such breach.

5.	Assignment of Agreement

5.1
Party B and Party C shall not transfer their rights and obligations under this Option Agreement to any third party without the prior written consent of Party A. Party B and Party C hereby agree that Party A shall be able to transfer all of its rights and obligation under this Option Agreement to any third party as its needs (natural person or legal entity) at any time, and such transfer shall only be subject to a written notice sent to Party B, Party C by Party A, and no any further consent from Party B and/or Party C will be required.

6.	Effective Date and Term

6.1
This Agreement shall take effect on the signing date of this Agreement and shall remain in full force and effect until Party B becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business, unless early termination occurs (a) when Party A fully exercises the Option; (b) if Party B becomes bankrupt or insolvent.

7.	Miscellaneous.

7.1
Notices. Notices or other communications required to be given by any party pursuant to this Option Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of relevant each party or both parties set forth below or other address of the party or of the other addressees specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

7.2
Applicable Law; Arbitration. (a) The execution, validity, construing and performance of this Option Agreement and the resolution of disputes under this Option Agreement shall be governed by the laws of PRC. (b) The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days, each party can submit such matter to the Beijing Headquarter of China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force at the date of this Agreement including such addition to its arbitration rules as are therein contained. Any resulting arbitration award shall be final conclusive and binding upon the parties. (c) During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Option Agreement

7.3
Change of Governing Laws. Under the circumstances that existing PRC Laws are amended or new PRC Laws become effective (“Change of Governing Laws”): (a) if such Change of Governing Laws are in favor to any Parties, the concerned party shall have the right to apply for the preference treatment as stipulated in such amendment or changes; and (b) if the Change of Governing Laws result in adverse effect to the rights of any party, the concerned party shall have the right to apply for the wavier to such amendment or changes, or the Parties shall negotiate for a remedy to the adverse effect due to the Change of Governing Laws.

7.4
Severability. If any provision of this Option Agreement is judged as invalid or non-enforceable according to relevant Laws, the provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through fairly consultation, replace those invalid, illegal or non-enforceable provisions with valid provisions that may bring the similar economic effects with the effects caused by those invalid, illegal or non-enforceable provisions.

7.5
Wavier. The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy

7.6	Successor. This Agreement shall bind and benefit the successor of each Party and the transferee allowed by each Party.

7.7
Entire Agreement. Notwithstanding the Article 5 of this Option Agreement, the Parties acknowledge that this Option Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supercede and replace all prior or contemporaneous agreements and understandings, whether orally or in writing.

7.8	Amendment, Modification and Supplement. Any amendment and supplement to this Option Agreement shall only be effective is made by the Parties in writing.

7.9	Language and Copies. This Agreement has been executed in English in three (3) duplicate originals; each Party holds one (1) original and each duplicate original shall have the same legal effect.

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SIGNATURE PAGE

IN WITNESS WHEREOF both parties hereto have caused this Option Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:	Vallant Pictures Entertainment Co., Ltd.

Legal Authorized Representative

/s/Li Bin
Li Bin
Director

PARTY B:	Xi’an TV Media Inc.

Legal Authorized Representative

/s/Dean Li
Dean Li
Director

PARTY C:	/s/Yong Gai
Yong Gai
Owns 4.67% of Xi’an TV Media Inc.

/s/Dean Li
Dean Li
Owns 57.94% of Xi’an TV Media Inc.

/s/Chongde Zhang
Chongde Zhang
Owns 37.39% of Xi’an TV Media Inc.

Exhibit 1: Details of Party B

Company Name:	Xi’an TV Media Inc
Registered Address:	Room 2802, Block B, Zhong Lian Yi Hua Yuan, No. 190 Wen Yi Bei Road, Xi’an City, China
Nature of Corporation:	PRC company limited by shares
Registered Capital:	RMB 107,000,000
Shareholders:
(a) Dean Li injected RMB 62,000,000 and take up 57.94% of registered capital;
(b) Yong Gai injected RMB 5,000,000 and take up 4.67% of registered capital;
(c) Chongde Zhang injected RMB 40,000,000 and take up 37.39% of registered capital;

Scope of Business:
(1) investment and management of television programs and movies; (2) creation of screenplay and scripts; (3) planning, filming, production and distribution of TV series and movies; (4) real estate agency